Exhibit 99

MHR ADVISORS LLC
By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Vice President
Address: 40 West 57th Street, 24th Floor
                 New York, NY 10019

MHR FUND MANAGEMENT LLC
By: /s/ Hal Goldstein
Name: Hal Goldstein
Title: Managing Principal
Address: 40 West 57th Street, 24th Floor
                 New York, NY 10019